Exhibit 99.1

On April 17, 2007, the Little Sioux Corn Processors, LLC Board of Directors declared a fifteen-for-one membership unit split. To accomplish the split, members will receive fourteen additional units for every one unit they hold on the record date. The record date for the membership unit split is February 1, 2007. The certificates representing additional membership units will be distributed to members in May 2007.

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995:

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the volatility of commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.